                                                                    EXHIBIT 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying annual report on Form 10-K of Gray Television, Inc. (the "Company") for the year ended December 31, 2003 (the "Periodic Report"), the undersigned Chief Financial Officer of the Company, hereby certifies pursuant to Title 18, Section 1350 United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, to the best of his individual knowledge and belief, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2004

/s/ James C. Ryan
-----------------
James C. Ryan,
Senior Vice President and Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to Gray Television, Inc. and will be retained by Gray Television, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.